UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 31, 2005

Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-108780	20-0138854

(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)

(888)-220-6121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

                     On February 1, 2005, Hines REIT Properties L.P. (the “Operating Partnership”), a subsidiary of Hines Real Estate Investment Trust, Inc. (“Hines REIT”), which serves as the sole general partner of the Operating Partnership, entered into a Purchase and Sale Agreement pursuant to which the Operating Partnership acquired 21,629.482 units of partnership interest (the “Partnership Units”) in Hines-Sumisei U.S. Core Office Fund, L.P. (with its subsidiaries, the “Core Fund”) from Hines US Core LLC (“Core LLC”), an affiliate of Hines Interests Limited Partnership (“Hines”). Hines is the sponsor of Hines REIT. The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund, Core LLC and Hines U.S. Core Office Capital LLC, the managing general partner of the Core Fund, are affiliates of Jeffrey C. Hines, the Chairman of the Board of Directors of Hines REIT.

                    As a result of this transaction, Hines REIT (through the Operating Partnership) now owns a 18.78% non-managing general partner interest in the Core Fund. The Core Fund currently owns interests in eight office properties. The following is a brief description of each of these buildings:

•	425 Lexington Avenue is located in midtown Manhattan with 31 floors and a rentable area of 699,048 square feet;

•	499 Park Avenue is located in midtown Manhattan and has 28 floors and 280,919 square feet of rentable area;

•	600 Lexington Avenue is located in midtown Manhattan with 35 floors and a rentable area of 280,634 square feet;

•	1200 19th Street is located in Washington D.C. with eight floors and a rentable area of 236,436 square feet;

•	One Shell Plaza is located in Houston and has 49 office floors with a total of 1,225,786 square feet of rentable area;

•	Two Shell Plaza is located in Houston with 17 office floors and a rentable area of 564,843 square feet;

•	55 Second Street is located in San Francisco and has 25 office floors with a total of 379,330 square feet of rentable area; and

•	101 Second Street is located in San Francisco with 25 office floors and 387,866 square feet of rentable area.

                    The total purchase price for the Partnership Units was $21,629,482. The total amount applied to the purchase price of the Partnership Units on the date hereof was $2,492,000. This amount was paid from the net proceeds raised to date in Hines REIT’s public offering. The document effecting the transfer of the Partnership Units defers a portion of the purchase price but transfers all of the Partnership Units to the Operating Partnership. The Operating Partnership will pay the remaining $19,137,482 of deferred purchase price to Core LLC as it receives additional net offering proceeds from the public offering currently being conducted by Hines REIT.

                    The Operating Partnership and Core LLC agreed that to the extent the Operating Partnership receives any distributions from the Core Fund in respect of the Partnership Units which relate to periods prior to February 1, 2005, such amounts will be transferred to Core LLC. To the extent the Operating Partnership receives any distributions from the Core Fund in respect of the Partnership Units which relate to periods after the February 1, 2005, but prior to the date it pays the deferred purchase price in full, such distributions will be allocated between the Operating Partnership and Core LLC as follows: (i) the applicable amount of such distribution will be allocated ratably to each day during the period and deemed paid on a daily basis, during such period, and (ii) each daily amount will be allocated between the parties based the relationship of the total purchase price paid versus the amount of deferred purchase price unpaid on such day.

                    The Operating Partnership acquired the Partnership Units at a price equal to the original amount paid by Core LLC when it acquired the Partnership Units from the Core Fund. This transaction was unanimously approved by the members of both the conflicts committee of the board of directors of Hines REIT and its entire board.

Item 7.01 Regulation FD Disclosure.

                    On January 31, 2005, Hines REIT issued a press release to disclose that its board of directors has declared dividends for the month of February 2005.

                    A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

                    To be filed by amendment. Pursuant to Item 7 of Form 8-K, the registrant hereby undertakes to file financials statements filed in response to this item on an amendment to the Current Report on Form 8-K no later than 75 calendar days after February 1, 2005.

                    (c) Exhibits

Exhibit
Number	Exhibit Title
99.1	Press Release dated January 31, 2005

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
February 1, 2005	By:	/s/ Charles M. Baughn
Charles M. Baughn
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Press Release dated January 31, 2005